SCHEDULE 14A INFORMATION

                   PROXY STATEMENT PURSUANT TO SECTION 14(A)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

                          The Ziegler Companies, Inc.
                          ----------------------------
                (Name of Registrant as Specified in Its Charter)

           ---------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

     1) Title of each class of securities to which transaction applies:
     2) Aggregate number of securities to which transaction applies:
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     4) Proposed maximum aggregate value of transaction:
     5) Total fee paid:

[ ]  Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:
     2) Form, Schedule or Registration Statement No.:
     3) Filing Party:
     4) Date Filed:

(ZIEGLER LOGO)

                                                                  March 28, 2002

250 East Wisconsin Avenue, Suite 2000
Milwaukee, WI  53202
Telephone: (414) 277-4400

To Our Shareholders,

I am pleased to invite you to attend the 2002 Annual Meeting of Shareholders of The Ziegler Companies, Inc. to be held on Tuesday, April 23, 2002 at 10:00 a.m. at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin.

Whether or not you attend the Annual Meeting, I hope that you read this Proxy Statement carefully, and vote as soon as possible. Your vote as a shareholder is important.

Thank you for your participation and continued interest in the affairs of the Company.

Sincerely,

/S/John J. Mulherin

John J. Mulherin
President and Chief Executive Officer

                          THE ZIEGLER COMPANIES, INC.
                     250 EAST WISCONSIN AVENUE, SUITE 2000
                              MILWAUKEE, WI  53202
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         -----------------------------
                            TUESDAY, APRIL 23, 2002

TO THE SHAREHOLDERS OF THE ZIEGLER COMPANIES, INC.

The Annual Meeting of shareholders of The Ziegler Companies, Inc. will be held on Tuesday, April 23, 2002 at 10:00 A.M. (Central Daylight Time) at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin for the following purposes:

       1.  To elect two directors for a term of three years; and

       2. To transact any other business which may properly come before the meeting, or any adjournments thereof.

Shareholders of record at the close of business on March 15, 2002 will be entitled to vote at the meeting and any adjournments thereof. Only shareholders of record at the close of business on that date will be entitled to vote. If you plan to attend the meeting in person, and you are a shareholder whose shares are held in the name of a bank, securities firm or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote at the meeting.

     A PROXY CARD AND PROXY STATEMENT ARE ENCLOSED. YOUR VOTE IS IMPORTANT. TO ASSURE YOUR REPRESENTATION AT THIS MEETING, PLEASE FILL IN THE ENCLOSED PROXY CARD, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS AND RETURN PROMPTLY. SHAREHOLDERS WHO EXECUTE PROXIES RETAIN THE RIGHT TO REVOKE THEM BY FOLLOWING THE PROCEDURES LISTED IN THE PROXY STATEMENT AT ANY TIME BEFORE THEY ARE VOTED.

A copy of the 2001 Annual Report to Shareholders and a Proxy Statement accompany this Notice.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara

                                          S. Charles O'Meara
                                          Secretary

March 28, 2002
250 East Wisconsin Avenue
Milwaukee, WI  53202

                          THE ZIEGLER COMPANIES, INC.
                     250 EAST WISCONSIN AVENUE, SUITE 2000
                           MILWAUKEE, WISCONSIN 53202
                           --------------------------

                                                                  March 28, 2002

                                PROXY STATEMENT
          2002 ANNUAL MEETING OF SHAREHOLDERS, TUESDAY, APRIL 23, 2002

The enclosed proxy is being solicited on behalf of the Board of Directors of The Ziegler Companies, Inc. (the "Company") on or about March 2, 2002, for use at the 2002 Annual Meeting of Shareholders to be held at the seventh floor conference center of the Pfister Hotel, 424 East Wisconsin Avenue, Milwaukee, Wisconsin, at 10:00 A.M. (Central Standard Time), on Tuesday, April 23, 2002 and at any adjournments of the meeting.

Each share of the Company's Common Stock, par value $1.00 ("Common Stock"), outstanding on the record date is entitled to one vote. Any person giving a proxy in the form accompanying this Proxy Statement may revoke it at any time before its exercise. The proxy may be revoked by filing a written statement of revocation with the transfer agent, Firstar Bank, N.A. (which is being renamed U.S. Bank, N.A.), or by attendance at the Annual Meeting and election to vote in person.

A majority of the votes entitled to be cast, represented in person or by proxy, constitutes a quorum for action on a matter at the Annual Meeting. Directors are elected by a plurality of the votes cast by the holders of shares entitled to vote in the election at a meeting at which a quorum is present. A "plurality" means that the individuals who receive the largest number of votes are elected as directors up to the maximum number of directors to be elected at the meeting. Shares for which authority is withheld to vote for director nominees and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owners or other persons entitled to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are considered present for purposes of establishing a quorum but will have no effect on the election of directors except to the extent that the failure to vote for a director nominee results in another nominee receiving a larger number of votes. Votes attempted to be cast against a candidate are not given legal effect and are not counted as votes cast in an election of directors.

The Company will bear the entire cost of preparing, printing and mailing this Proxy Statement and accompanying proxy. Copies of solicitation material will be furnished to brokerage firms, fiduciaries and custodians to forward to beneficial owners of the Common Stock held in the names of such nominees.

Only shareholders of record on March 15, 2002 are entitled to vote at the meeting. As of that date, the Company's issued and outstanding voting securities consisted of 2,401,468 shares of Common Stock, each having one vote per share.

          STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table indicates the persons who, as of March 1, 2002, were known by the Company to be the beneficial owners of more than 5% of any class of the Company's voting securities. The following information is based on reports on
Schedule 13D or 13G, as amended, filed with the Securities and Exchange Commission or other reliable information. To the best of the Company's knowledge, all shareholdings represent shares actually owned, and do not include shares which the designated person has the right to acquire.

                 NAME AND ADDRESS                AMOUNT AND NATURE      PERCENT
TITLE OF CLASS   OF BENEFICIAL OWNER          OF BENEFICIAL OWNERSHIP  OF CLASS
--------------   -------------------          -----------------------  --------
COMMON STOCK     Peter R. Kellogg(1)<F1>
                 120 Broadway
                 New York, New York                   423,461            17.6%

                 New West Investors, L.P.(2)<F2>
                 800 West State Street
                 Doylestown, Pennsylvania             241,200             9.9%

                 Marshall & Ilsley Corporation(3)<F3>
                 770 N. Water Street
                 Milwaukee, Wisconsin                 184,830             7.5%

(1)<F1> Mr. Peter R. Kellogg, Senior Managing Director, Spear, Leeds & Kellogg, 120 Broadway, New York, New York, beneficially owns an aggregate of 423,461 shares of the Company's Common Stock. Of those shares, 102,961 shares were owned by Mr. Kellogg personally, and 150,000 shares were owned by I.A.T. Reinsurance Syndicate, Ltd. ("IAT"), a Bermuda corporation of which Mr. Kellogg is the sole holder of voting stock. In addition, Mr. Kellogg may be deemed to be the indirect beneficial owner of 118,000 shares of Common Stock held by his wife, and 50,000 shares of Common Stock held by the Peter R. and Cynthia K. Kellogg Foundation, by virtue of his shared disposition and voting power. The above total includes options for the purchase of 2,500 shares of Common Stock which, as of March 1, 2002, were exercisable within 60 days of March 1, 2002. Mr. Kellogg is a director of the Company.
(2)<F2> Mr. Gerald J. Gagner is the sole general partner of New West Investors, L.P. ("New West"), 800 West State Street, Suite 103, Doylestown, Pennsylvania with voting and dispositive control over the securities held in New West's investment portfolio. Mr. Gagner may be considered to beneficially own the shares of Common Stock that are owned of record by New West. None of the limited partners of New West has any voting or dispositive control over such securities. According to Schedule 13D, as amended through Amendment 5 filed July 25, 2001, with the Securities and Exchange Commission, the shares were purchased for investment purposes only. The above total representing New West's ownership excludes 1,831 shares of Common Stock held directly by Mr. Gagner and also excludes options to purchase 2,000 shares of Common Stock which, as of March 1, 2002, were exercisable within 60 days of March 1, 2002. The options are also held directly by Mr. Gagner. These 3,831 options and shares are included in the total in the table of ownership below. Mr. Gagner is a director of the Company.
(3)<F3> Based upon a Schedule 13G filed on February 12, 2002 by Marshall & Ilsley Corporation and includes bank trust beneficiaries and customers, including that of Marshall & Ilsley Trust Company. According to the Schedule 13G, Marshall & Ilsley Corporation has sole voting control over 3,000 shares, shared voting power over 119,054 shares, sole dispositive power over 3,000 shares and shared dispositive power over 181,830 shares.

The following table sets forth information concerning the shares of equity securities of the Company beneficially owned by (i) the executive officers of the Company named in the Summary Compensation Table, (ii) each director of the Company and each nominee for director of the Company and (iii) the directors, nominees and executives of the Company as a group, all as of March 1, 2002. Except as indicated below, no person owns in excess of 1% of the outstanding shares of any class of the Company's equity securities. Unless otherwise noted, each person has sole voting and investment power with respect to the number of shares indicated.

                                                                 AMOUNT AND NATURE                PERCENT
 TITLE OF CLASS     NAME OF BENEFICIAL OWNER(1)<F4>    OF BENEFICIAL OWNERSHIP(2)<F5>(3)<F6>     OF CLASS
 --------------     -------------------------------    -------------------------------------     --------
COMMON STOCK        Brian K. Andrew                                    2,407                          *<F22>
                    Donald A. Carlson, Jr.                            12,336                          *<F22>
                    John C. Frueh                                      5,961                          *<F22>
                    Gerald J. Gagner(4)<F7>                          245,031                      10.2%
                    John R. Green                                      6,731                          *<F22>
                    Peter R. Kellogg(5)<F8>                          423,461                      17.6%
                    John J. Mulherin                                  21,200                          *<F22>
                    Frank W. Siegel(6)<F9>                               500                          *<F22>
                    Robert J. Tuszynski                               10,817                          *<F22>
                    Bernard C. Ziegler III(7)<F10>                    40,333                       1.7%
                                                                     -------                      -----
All directors and
executive officers as a group (15 persons)               TOTAL       808,094                      32.9%

*<F22>    Less than 1% of the outstanding shares

(1)<F4> Except as otherwise indicated in the previous footnotes, all stock is directly held by such person.
(2)<F5> Includes options for shares of Common Stock which, as of March 1, 2001, were exercisable within 60 days or restricted stock for which restrictions lapse within 60 days as follows: Mr. Andrew 1,667 shares, Mr. Carlson 1,667 shares, Mr. Frueh 2,500 shares, Mr. Gagner 2,000 shares, Mr. Green 2,500 shares, Mr. Kellogg 2,500 shares, Mr. Tuszynski 10,667 shares and Mr. Ziegler 2,000 shares; and stock options for all directors and Named Officers as a group, 57,080 shares. The above amounts also include shares held in a deferred stock plan for the benefit of certain directors - Mr. Green (3,131) and Mr. Ziegler (3,131) shares which are payable in Common Stock upon termination of directorship position.
(3)<F6> The above beneficial ownership information is based on data furnished by the specified persons and is determined in accordance with Rule 13d-3 under the Securities Exchange Act, as required for purposes of this Proxy Statement. It is not necessarily to be construed as an admission of beneficial ownership for other purposes.
(4)<F7> Includes 241,200 shares owned by New West Investors, L.P., of which Mr. Gagner is the sole general partner with voting and dispositive control over the securities held in New West's investment portfolio.
(5)<F8> Shares shown include an aggregate of 318,000 shares of Common Stock to which Mr. Kellogg disclaims beneficial ownership.
(6)<F9> Mr. Siegel resigned as an officer and employee in February 2002 and, accordingly, his options immediately lapsed.
(7)<F10> Shares shown for Mr. Ziegler include an aggregate of 13,562 shares of Common Stock which are held in trusts of which Mr. Ziegler serves as a co-trustee with shared voting and investment power. Mr. Ziegler disclaims beneficial ownership of these shares other than shared voting and investment power.

                             ELECTION OF DIRECTORS

At the Annual Meeting, two members will be elected to serve for terms of three years or until their successors are elected. Messrs. Bernard C. Ziegler III and Donald A. Carlson, Jr., whose present terms as directors expire at this Annual Meeting, are being nominated for re-election as directors for terms expiring in 2005.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR MESSRS. BERNARD C. ZIEGLER III AND DONALD A. CARLSON, JR.

Directors are elected by a plurality of the votes cast by the Company's shareholders at a meeting at which a quorum is present. Page 2 of this Proxy Statement describes in more detail the effect of shareholder voting at the Annual Meeting.

Biographical summaries of those nominees for director who presently sit on the Board of Directors, as well as for the other incumbent directors, are found below.

                             NOMINEES FOR ELECTION

    NAME, AGE, PRINCIPAL OCCUPATION                                     DIRECTOR OF COMPANY OR A SUBSIDIARY
    AND PUBLIC DIRECTORSHIPS(1)<F11>                                         THEREOF CONTINUOUSLY SINCE
    --------------------------------                                    -----------------------------------
CLASS OF 2002
(Nominee for term expiring 2005)

Bernard C. Ziegler III, Age 52
   President, Ziegler/Limbach, Inc., West Bend, Wisconsin,
   a business development and management firm.                                          1993

Donald A. Carlson, Jr., Age 55
   Senior Managing Director of the Capital Markets Group of
   B.C. Ziegler and Company, a subsidiary of the Company.                               1998

CLASS OF 2003
(Term will expire in 2003)

John C. Frueh, Age 67
   President, Aegis Group, Inc., Pittsburgh, Pennsylvania,
   a firm specializing in acquisition and management of
   manufacturing and distributing companies; Director,
   Drilling Technique, Ltd; Director, Shore Corporation.                                1976

Gerald J. Gagner, Age 66
   General Partner, New West Investing L.P.
   Retired business executive and private investor;
   Director, LSB Industries, Inc.; Director, The EnvestNet Group, Inc.                  2000

John J. Mulherin, Age 50(1)<F11>
   President and Chief Executive Officer, The Ziegler Companies, Inc.
   (since February 2000); Director, The EnvestNet Group, Inc.                           2000

CLASS OF 2004
(Term will expire in 2004)

John R. Green, Age 57
   Partner, Green Manning & Bunch, Denver, Colorado,
   a private investment banking firm.                                                   1994

Peter R. Kellogg, Age 59
   Senior Managing Director, Spear, Leeds & Kellogg,
   a specialist firm on the New York Stock Exchange;
   Director, Nam Tai Electronics.                                                       1995

(1)<F11> Each of the nominees and directors has been in his principal occupation for the past five years or longer with the following exception:

          Mr. Mulherin was chief administrative officer at Villanova Capital, the asset management group of Nationwide Insurance, from June 1999 to February 2000. Prior to joining Villanova Capital, Mr. Mulherin served as president of National Financial Correspondent Services Company, Boston, a clearing subsidiary of Fidelity Investments, and previous to that served as chief operating officer of Fidelity Investments Institutional Services Company, a mutual fund distribution and services organization.

                             EXECUTIVE COMPENSATION

The Summary Compensation Table on the following page discloses the compensation for the past three years of the Company's Chief Executive Officer and each of the Company's other four most highly compensated executive officers who were serving as executive officers at December 31, 2001 and whose compensation exceeded $100,000 (the "Named Officers").

The tables on the following pages provide information concerning the granting and exercise of options during 2001 with respect to each of the Named Officers, and the fiscal year-end value of unexercised options held by each Named Officer.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM COMPENSATION
                                                                           ------------------------------------------
                                              ANNUAL COMPENSATION                      AWARDS                PAYOUTS
                                        ---------------------------------  -------------------------------  ---------
                                                                                            SECURITIES
                                                                                            UNDERLYING      LONG-TERM
                                                                                           OPTIONS/STOCK    INCENTIVE
                                                             OTHER ANNUAL   RESTRICTED     APPRECIATION       PLAN      ALL OTHER
NAME AND                               SALARY                COMPENSATION  STOCK AWARD        RIGHTS         PAYOUTS   COMPENSATION
PRINCIPAL POSITION            YEAR       ($)   BONUS(1)<F12>  ($)(2)<F13>  ($)(3)<F14>  (SAR'S)(#)(4)<F15>     ($)     ($)(5)<F16>
------------------            ----     ------  ------------- ------------  -----------  ------------------  ---------  ------------
John J. Mulherin              2001     250,008    120,000        2,647          None            None          None         9,651
President and Chief           2000     229,397    400,000      435,495        79,500          23,500          None           808
Exec. Officer (since
February 2000)

Brian K. Andrew(6)<F17>       2001     152,800     40,000        1,997          None            None          None         9,651
Executive Vice                2000     118,334     40,000         None          None          11,000          None         5,773
President                     1999     100,000     44,000         None          None            None          None        10,779
Chief Investment
Officer

Donald A. Carlson, Jr.        2001     161,982    446,018        1,997        26,900            None          None        11,315
Senior Managing               2000     161,982    250,000        1,439        25,795           5,000          None         8,870
Director-Capital              1999     161,982    568,525        1,682        35,097            None          None        15,466
Markets Group

Robert J. Tuszynski(7)<F18>   2001     152,800     25,000         None          None            None          None         9,651
Senior Managing               2000     115,000     25,000         None          None           5,000          None         5,207
Director-Asset                1999     115,000     30,000         None          None            None          None        10,659
Management Group

Frank W. Siegel(8)<F19>       2001     200,000     10,000       19,277          None            None          None         5,801
Senior Managing               2000      84,103     70,000       12,140          None          10,000          None           373
Director-Wealth
Management Group

(1)<F12> Includes annual performance bonus and, if applicable, commissions. In addition, the fiscal 2000 numbers include a $300,000 signing bonus for Mr. Mulherin and a $50,000 signing bonus for Mr. Siegel. The bonus amount reported for Mr. Carlson, Jr. in 2000 includes $30,000 of a deferred bonus and in 2001 includes $88,805 of a deferred bonus which vests over three years. Mr. Mulherin deferred receipt of the $120,000 bonus until 2005 under a voluntary deferred bonus plan of the Company. Excludes a March 2002 award to Mr. Mulherin of 5,000 shares of stock to be issued in 2005 and $55,000 special recognition award payable in 2005.
(2)<F13> In 2001, the "Other Annual Compensation" includes for Mr. Mulherin $650 in lieu of dividends on restricted stock and $1,997 in taxable fringe benefits; Mr. Andrew $1,997 in taxable fringe benefits; Mr. Carlson $1,997 in taxable fringe benefits; and Mr. Siegel $17,280 in reimbursed moving expenses and $1,997 in taxable fringe benefits. For fiscal year 2000, the amount disclosed in "Other Annual Compensation" for Mr. John J. Mulherin represents recruitment-related compensation of $202,995 in reimbursed moving expenses, and the value on the date of issuance of 15,000 shares of the Company's common stock issued to Mr. Mulherin on August 17, 2000 (valued at $15.50 each). The amount disclosed for Mr. Siegel in fiscal 2000 represents $12,140 in reimbursed moving expenses.
(3)<F14> Under the terms of a Performance Stock Award Agreement dated August 17, 2000, Mr. Mulherin is eligible to be granted up to 15,000 shares of the Company's common stock in increments of 5,000 shares for each of the years 2000, 2001 and 2002 based on the achievement of annual performance goals established by the Company's Organization and Compensation Committee. 5,000 of these shares were granted to Mr. Mulherin on March 16, 2001, on account of performance in 2000. The dollar value shown for these shares in the Summary Compensation Table, 5,000 of which are reported in fiscal 2000, is based on the closing price of $15.90 per share on the grant date (March 16, 2001). As of December 31, 2001, 5,000 of these shares were available to be granted with respect to Mr. Mulherin's 2001 performance. Donald A. Carlson, Jr. has been granted 8,669 shares of restricted stock under two separate plans, which shares have been included in the Summary Compensation Table as they vest, valued at the stock price on the date of vesting. 8,000 shares of this total were granted on January 26, 1994, and vest at a rate of 20% of the total number of shares of restricted stock granted commencing on the first day after the fifth anniversary of the date of grant and continuing on the same date each year thereafter, such that all shares of restricted stock will be fully vested on the first day after the ninth anniversary of the date of grant. Under this vesting schedule, 1,600 shares vested on January 27, 1999 and are reported in the Summary Compensation Table at their value on that date ($20.25 each), 1,600 shares vested on January 27, 2000 and are reported at their value on that date ($14.875 each), and 1,600 shares vested on January 27, 2001 and are reported at their value on that date ($16.8125 each). In addition, the Company granted Mr. Carlson 669 restricted shares on January 27, 1995, which shares vest at a rate of 20% of the total number of shares granted commencing on the first day after the first anniversary of the date of grant, and continuing on the same date each year thereafter until fully vested. Under this vesting and reporting schedule, 134 shares vested on January 28, 1996, 134 shares vested on January 28, 1997, 134 shares vested on January 28, 1998, 134 shares vested on January 28, 1999, and the remaining 133 shares vested on January 28, 2000. As of December 31, 2001, Mr. Carlson held 3,200 shares of unvested restricted stock with a value of $48,000 based on a closing price of $15.00 on December 31, 2001. Dividends are paid on the unvested restricted stock held.
(4)<F15> The awards noted in the column reflect awards granted under the Company's 1998 Stock Incentive Plan. In general, the 1998 Stock Incentive Plan provides that the Organization and Compensation Committee may award stock options to full-time employees of the Company and its subsidiaries and directors of the Company in an effort to provide incentives to eligible participants in the 1998 Stock Incentive Plan.
(5)<F16> In 2001, other compensation consisted of payments by B. C. Ziegler and Company under the Ziegler Growth Retirement Plan, a defined contribution qualified plan, with a 401(k) component (Mr. J.J. Mulherin, $8500; Mr. B.K. Andrew, $8500; Mr. D.A. Carlson, $8500; Mr. R.J. Tuszynski, $8500; and Mr. F.W. Siegel, $4650), premiums paid by the Company for term life insurance and long-term disability insurance (Mr. J.J. Mulherin, $1151; Mr. B.K. Andrew, $1151; Mr. D.A. Carlson, $1151; Mr. R.J. Tuszynski, $1151; and Mr. F.W. Siegel, $1151), and dividends received on account of restricted stock (Mr. D.A. Carlson, $1664).
(6)<F17> Mr. Andrew became Executive Vice President and Chief Investment Officer - Asset Management Group in 2001. He was previously an officer of Ziegler Asset Management, Inc., a subsidiary of the Company, since September 1, 1994.
(7)<F18> Mr. Tuszynski serves as a Senior Managing Director Asset Management Group since 2000, and previously served in senior management positions at the Company related to the sales and administration of the Company's proprietary mutual fund family. He began employment in 1982.
(8)<F19> Mr. Siegel became employed by the Company as Senior Managing Director-Wealth Management Group in July 2000. From June 1998 until July 2000, Mr. Siegel was Senior Vice President of Fifth Third Bank, and from September 1993 until June 1998, he served as Senior Vice President of The Ohio Company, a brokerage and investment company. He served in the capacities listed in the table. Mr. Siegel resigned from the Company in February 2002.

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTION/SAR VALUES

The following table sets forth information for each of the named executive officers concerning options exercised during fiscal 2001 and the number and value of stock options outstanding at the end of the fiscal year. No SARs are outstanding.

                                                                 NUMBER OF SECURITIES                  VALUE OF UNEXERCISED
                                                                UNDERLYING UNEXERCISED                     IN-THE-MONEY
                                                                   OPTIONS/SARS AT                        OPTIONS/SARS AT
                                                                  FISCAL YEAR-END(#)                FISCAL YEAR-END($)(2)<F21>
                         SHARES ACQUIRED      VALUE      ------------------------------------   -----------------------------------
NAME                     ON EXERCISE (#)  REALIZED ($)   EXERCISABLE    UNEXERCISABLE(1)<F20>   EXERCISABLE   UNEXERCISABLE(1)<F20>
----                     ---------------  ------------   -----------    ---------------------   -----------   ---------------------
John J. Mulherin              None              $0            None             23,500                $0                 $0
Brian K. Andrew               None               0           1,667              9,333                 0                  0
Donald A. Carlson, Jr.        None               0           1,667             18,333                 0                  0
Robert J. Tuszynski           None               0          10,667              8,333                 0                  0
Frank W. Siegel               None               0           1,667              8,333                 0                  0

(1)<F20>  Represents unvested options at the end of fiscal 2001.
(2)<F21> Based on the $15.00 closing price of the Common Stock on the American Stock Exchange at the end of 2001.

             REPORT OF THE ORGANIZATION AND COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

The Company's Organization and Compensation Committee has the responsibility of establishing and overseeing the Company's compensation policies, including reviewing the performance and setting compensation for the Chief Executive Officer. All Committee members are independent directors, who have never been employees of the Company. The Committee met four times in 2001, and three times in 2002 to review matters relating to 2001 executive compensation.

The compensation philosophy of the Company is to attract, reward and retain talented executives and industry professionals, and to motivate them to enhance shareholder value through long and short term incentives. In 2000, the Company retained an outside consultant to develop a comprehensive compensation plan for all employees. The plan was implemented in 2001, utilizing benchmarking of salaries to industry levels, establishing long term incentives related to the value of the Company's stock, implementing mandatory deferrals of a portion of certain annual bonus amounts, and giving management the discretion to disproportionately award Company-wide annual salary adjustments based on merit.

Under its compensation plan, the Company establishes a target of profitability for the ensuing year, the attainment of which determines the existence and amount of cash incentive bonuses available for executives. In 2001, the Company substantially improved its performance over 2000 and made significant progress on certain of its strategic goals, but did not meet the profitability target set by the Committee. After determining the amount available for incentive bonuses, the Company determines individual awards based on the individual base salary, level of responsibility, and achievement of individual and business goals. The collective amount available for incentive compensation for year-end incentive bonuses for Company executives, including both upper and middle management, was $1.1 million. Certain executives within the Capital Markets Group shared in a formula-based compensation arrangement, which is based on the revenues of that division of the Company. The Capital Markets Group's 2001 performance met targets, and the formula-based amount available to that group for incentive bonuses was approximately $5.2 million.

The Company attempts to align the interests of management with those of shareholders through long term incentives, almost all of which are stock-based. Because of the substantial amount of options involved in the broad based grant of options to Company employees in 2000, option and restricted stock grants in 2001 were limited to isolated instances related to recruiting new employees.

The compensation of the President and Chief Executive Officer John J. Mulherin is generally based on the same criteria as other executives. The Committee meets at least annually in executive session, without representatives of management, to review the President and CEO's performance. This meeting occurred in March 2002. The Compensation Table in this Proxy Statement reflects amounts paid to Mr. Mulherin on account of 2001 individual and Company performance. In addition to his 2001 incentive compensation of $120,000, and to recognize and motivate Mr. Mulherin in leading the Company as it meets the ongoing challenges of the business, the Company awarded a 5,000 share deferred restricted stock grant and a $55,000 special recognition award. The deferred restricted stock grant is a contractual agreement of the Company to grant Mr. Mulherin 5,000 shares of Company stock on January 31, 2005 and the special recognition award requires the Company to pay him $55,000 on that same date. Both awards are fully vested at the time of the grant, and payment would accelerate in the event of death, disability, termination of employment by the Company, or change in control of the Company. The Committee took into consideration the favorable tax treatment to Mr. Mulherin of this latter award.

Mr. Mulherin's employment agreement with the Company provides for an annual salary of $300,000 per year, which Mr. Mulherin voluntarily reduced to a rate of $250,000 per year for 2000 and 2001. The Committee and Mr. Mulherin believe it is appropriate for Mr. Mulherin to receive his contracted salary level of $300,000 per year for 2002, and accordingly the contract amount of salary has been reinstated for 2002. In light of deferrals of certain items of compensation to Mr. Mulherin, the Committee extended the maturity of the $120,000 note from him to the Company for an additional year to April 15, 2003, and acted to forgive the approximately $6,000 of interest accrued on the note to the Company during 2001 and continuing through April 15, 2002.

As an additional item of Director compensation, on October 30, 2001, the Committee recommended, and the Board approved, a nonqualified option grant to non-employee Directors of the Company. The grant is in the amount of 2,000 options per non-employee Director, plus 500 options for each director serving as a Committee chairman or Board Chairman. The options have an exercise price of $18.125, and extend for a ten-year term. The strike price was set above the then prevailing market price of the Company's stock, in recognition of the Board's view that a threshold level of shareholder value should be created before the value of option grants are realized.

In acknowledgment of the improvement in overall performance of the Company, and the ongoing efforts of the employees to execute a focused strategic plan, the Committee approved a Company contribution to the 401(k) plan of 2% of eligible payroll, plus a 3% aggregate increase in non-executive base salaries, to be awarded by business line managers to employees based on individual merit.

                                   Organization and Compensation Committee

                                   John R. Green, Chairman
                                   Gerald J. Gagner
                                   Peter R. Kellogg

EMPLOYMENT AGREEMENT AND CHANGE OF CONTROL ARRANGEMENTS

Certain of the Company's stock option, stock award, and performance stock award plans contain provisions that would be triggered by a change of control of the Company. The form of option contract utilized for the grant of approximately 150,000 options in 2000 to substantially all full-time employees of the Company under the 1998 Stock Incentive Plan contains special provisions covering a merger, consolidation or reorganization of the Company with another corporation in which the Company is not the surviving corporation. In that circumstance, the Organization and Compensation Committee may, subject to the approval of the Board of Directors of the Company or the board of directors of any corporation assuming the obligations of the Company under the 1998 Stock Incentive Plan, take action regarding each outstanding unexercised option to either (i) substitute on an equitable and economically equivalent basis an appropriate number of shares of the surviving corporation for the shares of Common Stock covered by the option, or (ii) cancel the option and provide for a payment to the optionee of an amount equal to the cash value of the option.

In August and October 2000, the Company entered into three stock-oriented agreements with Mr. John J. Mulherin, the Company's current President and CEO, to evidence certain incentive arrangements related to his hiring. Under a Stock Award Agreement, Mr. Mulherin was awarded, without restriction, 15,000 shares of common stock of the Company pursuant to the 1998 Stock Incentive Plan. Under a Performance Stock Award Agreement, Mr. Mulherin became eligible to be granted up to an additional 15,000 shares of common stock of the Company subject to his continued employment with the Company and the achievement of certain performance conditions to be determined by the Organization and Compensation Committee of the Board of Directors, in each of years 2000, 2001 and 2002. Should Mr. Mulherin's employment with the Company terminate by reason of his disability, death, or a "change of control" (as defined below) which occurs while he is employed by the Company, any stock awards for a calendar year that Mr. Mulherin has not yet had the opportunity to earn will be issued to him within 30 days of the occurrence of such event. Finally, under a Performance Vesting Incentive Stock Option Agreement, the Company granted to Mr. Mulherin the right to purchase, on the terms of the agreement and subject to the 1998 Stock Incentive Plan, 23,500 shares of common stock of the Company at the purchase price of $15.50 per share. Subject to Mr. Mulherin's continued employment with the Company, the options vest and become fully exercisable either (i) in one-third increments according to the achievement of the following stock value-based goals: (x) one-third on the date on which the fair market value of the Company's common stock is not below $19.75 in any trade for 20 consecutive trading days;
(y) one-third on the date on which the fair market value of the Company's common stock is not below $24.00 in any trade for 20 consecutive trading days; and (z) one-third on the date on which the fair market value of the Company's common stock is not below $28.25 in any trade for 20 consecutive trading days, (ii) upon the expiration of Mr. Mulherin completing seven years of continuous employment with the Company following the date of grant of the options, or (iii) if a "change of control" (as defined below) occurs while Mr. Mulherin is employed with the Company.

In October 2000, the Company also entered into an employment agreement with Mr. Mulherin. The term of the employment agreement is three years from his date of hire, during which time Mr. Mulherin is entitled to be paid an annual base salary of $300,000, with possible annual adjustments and a discretionary bonus. Mr. Mulherin voluntarily decreased his salary in 2000 and 2001.

If during the term of the employment agreement there is a "change of control" of the Company, as described below, then Mr. Mulherin will become entitled to be employed for a three-year term beginning on the date of the change of control on terms at least as favorable as before the change of control event, including position, responsibility, office location, salary and bonus levels, incentive and retirement plans, expenses, office staff, and vacation. If, during the three-year term of employment following a change of control, the Company (including either the Company or its successor) terminates Mr. Mulherin other than for cause or disability, or Mr. Mulherin terminates employment for good reason (as described in the employment agreement), the Company will, among other things, pay Mr. Mulherin his base salary and annual bonus to the date of separation, pay Mr. Mulherin a lump sum severance amount equal to the product of
2.5 multiplied by the sum of Mr. Mulherin's base salary plus highest annual bonus, and continue his benefits for the remainder of the employment term. This severance amount will be reduced on account of the amount of time Mr. Mulherin is employed by the Company or its successor following a change of control. The employment agreement also contains continuing obligations in the event Mr. Mulherin dies or becomes disabled. The Company has no continuing obligations to Mr. Mulherin if the Company terminates him for cause or if he terminates his employment for other than a good reason.

Under each of the above agreements with Mr. Mulherin, a "change of control" is defined to be any of the following (with certain limited exceptions):

     (1) the acquisition by any individual, entity or group of beneficial ownership of 50% or more of either (i) the then-outstanding shares of common stock of the Company or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors;

     (2) individuals who, as of the date of execution of the particular agreement, constitute the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board of Directors, unless the change in Board membership is the result of the usual Board nomination process;

     (3) consummation of a reorganization, merger, consolidation or sale or other disposition of all or substantially all of the assets of the Company; or

     (4) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company.

Mr. Gary Engle, the Company's Senior Vice President, also entered into a severance arrangement with the Company upon his employment on April 20, 1999. Under the terms of that arrangement, in the event there is a change in the majority of the Board of Directors of the Company or in the ownership of more than 50% of the common stock of the Company (a "change of control") and Mr. Engle's employment is terminated by the Company or a successor within two years of the date of the change of control, Mr. Engle is entitled to a severance payment equal to one year's salary at his then current rate. If Mr. Engle is terminated in the third or fourth year after a change of control, Mr. Engle is entitled to a severance payment equal to 50% of one year's salary at his then current rate. This severance arrangement terminates on April 20, 2006.

                               PERFORMANCE GRAPH

The following graph compares the cumulative total shareholder return on the Company's Common Stock, based on the market price of the Common Stock and assuming reinvestment of dividends, with the cumulative total return of companies on the Standard & Poor's 500 Stock Index and an index compiled by the Company of publicly held regional brokerage firms. Kinnard Investments, Inc. appeared as a component of the industry specific index for the years 1996 through 1999, but was omitted in 2000 and 2001 because it was acquired by another company. Advest Group, Inc., Dain Rauscher Corporation and Morgan Keegan Inc. appeared as components of the industry specific index for years 1996 through 2000, but were omitted in 2001 because they were acquired by other entities. The firms contained within the index of publicly held regional brokerage firms as of December 31, 2001 include:

     Legg Mason, Inc.                          First Albany Companies, Inc
     Raymond James Financial Corporation       Stifel Financial Corporation

                       FIVE-YEAR CUMULATIVE TOTAL RETURNS
                  VALUE OF A $100 INVESTMENT MADE ON 12/31/96

        Date              Ziegler             S&P 500            Regionals
        ----              -------             -------            ---------
      12/31/96              $100                $100                $100
      12/31/97              $125                $133                $201
      12/31/98              $116                $171                $167
      12/31/99              $95                 $207                $196
      12/31/00              $109                $188                $323
      12/31/01              $102                $166                $328

                           COMPENSATION OF DIRECTORS

Directors not employed by the Company received the following compensation in 2001 for their services: (a) $11,000 annual retainer, all paid in shares of Common Stock of the Company; (b) $500 for each board meeting attended; and (c) $500 for each committee meeting attended. Directors may elect to defer all or part of compensation earned following the date of such election. Deferred amounts, plus dividends payable on Company stock, are paid in stock. Directors who are employed by the Company or any of its subsidiaries do not receive any fees or retainer related to their services as directors. As an additional item of director compensation, on October 30, 2001, the Committee recommended, and the Board approved, a nonqualified option grant to non-employee directors of the Company. The grant is in the amount of 2,000 options per non-employee director, plus 500 options for each director serving as the Board Chairman or as a Committee chairman. The options granted on October 31, 2001 are fully vested, have an exercise price of $18.125, and extend for a ten-year term.

                       MEETINGS OF THE BOARD OF DIRECTORS

During the fiscal year ended December 31, 2001, the Board of Directors met five
(5) times. Each director attended all of the meetings of the Board. Each director attended all meetings of Committees of the Board on which the director served, except for Mr. Wenzel, who resigned as a director of the Company in early 2001, and did not attend one meeting of the Organization and Compensation Committee.

                      COMMITTEES OF THE BOARD OF DIRECTORS

In 2001, the Audit Committee of the Board of Directors was composed of John C. Frueh (Chairman), Bernard C. Ziegler III and Peter Kellogg, none of whom is an officer or employee of the Company. The Audit Committee met three (3) times in 2001. The Audit Committee meets with the independent auditors to review the plan for and results of the annual audit, to review the range of audit fees, and to discuss the quality of financial reporting and the system of internal control. Non-audit services and fees are also reviewed. The Committee meets with the internal auditor to review its activities during the year and the planned activities for the ensuing year. The Audit Committee recommends the engagement of the independent auditors to the Board of Directors.

The Organization and Compensation Committee of the Board of Directors during 2001 was composed of John R. Green (Chairman), Peter R. Kellogg, and Gerald J. Gagner, directors of the Company who are not officers or employees of the Company. During 2001, the Organization and Compensation Committee met five (5) times. The Committee reviewed the overall compensation policies, determined compensation for the chief executive officer of the Company, and acted as nominating committee for the Board of Directors.

                         REPORT OF THE AUDIT COMMITTEE

The Audit Committee is responsible for oversight of the Company's financial reporting process on behalf of the Board of Directors, and for monitoring certain other business functions of the Company, as described in the Committee Charter appearing in the Company's 2001 proxy statement.

Management has the primary responsibility for the accuracy of financial reporting and the adequacy of the Company's system of internal controls. The independent accountants have the responsibility to express an opinion on the financial statements based on an audit conducted in accordance with generally accepted auditing standards. The Audit Committee oversees this process. All members of the Audit Committee are independent directors, who have never been Company employees.

The Committee met three times in 2001. In early 2001, the Committee reviewed the Company's 2000 audited financial statements and approved them for use in the Company's annual report, and discussed with Arthur Andersen LLP, the Company's auditors, the independence of that firm, the quality of the Company's financial reporting, and certain other required communications under generally accepted auditing standards.

During the course of 2001, the Committee received and considered reports from management on the Company's system of internal controls, the Company's policies relating to employee conduct in the workplace, the internal audit plan and results of the internal auditor's procedures, the Company's risk management programs, the tax and accounting treatment of certain transactions, and the audit plan for 2001.

Subsequent to December 31, 2001, the Committee discussed with the Company's external auditors the audit report for 2001 and the quality of the Company's financial reporting. The Audit Committee also reviewed the qualifications of Arthur Andersen LLP in serving as independent auditor. Following the discussion, the Committee recommended to the Board that the audited financial statements of the Company be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2001.

                                          Audit Committee

                                          John C. Frueh (Chairman)
                                          Peter R. Kellogg
                                          Bernard C. Ziegler III

                          AUDITORS AND AUDITORS' FEES

The firm of Arthur Andersen LLP has audited the books and records of the Company for 2001; it has served as the independent auditors for the Company since it became a public company in 1971. Representatives of Arthur Andersen LLP will be present at the shareholders' meeting with the opportunity to make a statement if they desire to do so, and to respond to appropriate questions.

Fees (including reimbursement for out-of-pocket expenses) paid to Arthur Andersen LLP for services in fiscal 2001 were as follows:

AUDIT FEES

The aggregate fees billed by Arthur Andersen for professional services rendered for the audit of the Company's annual financial statements for the 2001 fiscal year and the reviews of the financial statements included in the Company's Forms 10-Q for the 2001 fiscal year are $168,900.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

No fees were billed by Arthur Andersen for professional services rendered for the design, implementation, operation or supervision of the financial information systems of the Company for the 2001 fiscal year.

ALL OTHER FEES

The aggregate fees billed by Arthur Andersen for all services, other than for services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", including tax related services and special projects, for the 2001 fiscal year are $102,350.

                             SHAREHOLDERS PROPOSALS

Any shareholder who wishes to submit a proposal for inclusion in the proxy materials to be distributed by the Company in connection with the Annual Meeting of Shareholders to be held in 2003 must do so no later than November 28, 2002. The inclusion of any proposal will be subject to applicable rules of the Securities and Exchange Commission. Pursuant to Rule 14a-4, any Rule 14a-4 submissions will need to be submitted by February 11, 2003 and the Company may use its discretion in voting proxies with respect to the shareholder proposal not included in the Proxy Statement for the 2003 Annual Meeting unless the Company receives such notice prior to February 11, 2003.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Based solely on a review of statements of beneficial ownership and of changes therein furnished to the Company during and with respect to the 2001 calendar year and written representations made to the Company, the management of the Company believes that during 2001 its executive officers, directors and beneficial owners of more than 10% of the Company's Common Stock met Section 16(a) requirements on a timely basis except for the initial report on Form 3 for Messrs. Brian K. Andrew and Darrell P. Frank each of which was inadvertently filed late following their initial designation as executive officers by the Company for purposes of Section 16 reporting.

                                 OTHER MATTERS

The matters referred to in the notice of meeting and in the Proxy Statement are, as far as the Board of Directors now knows, the only matters which will be presented for consideration at the meeting. If any other matters properly come before the meeting, the persons named in the accompanying form of proxy will vote on them in accordance with their best judgment.

All shares represented by duly executed proxies will be voted for the election of the nominees named above as directors, unless authority to vote for the proposed slate of directors or any individual director has been withheld.

THE COMPANY'S 2001 ANNUAL REPORT, ALTHOUGH NOT A PART OF THIS PROXY STATEMENT, IS ENCLOSED. COPIES OF THE COMPANY'S FORM 10-K AND OTHER FILINGS ARE AVAILABLE, WITHOUT CHARGE, FROM THE COMPANY. PLEASE DIRECT YOUR REQUESTS TO MR. S. CHARLES O'MEARA, CORPORATE SECRETARY, AT THE COMPANY'S PRINCIPAL EXECUTIVE OFFICES, 250 EAST WISCONSIN AVENUE, SUITE 2000, MILWAUKEE, WISCONSIN 53202.

                                          By Order of the Board of Directors,

                                          /s/S. Charles O'Meara

                                          S. Charles O'Meara
                                          Secretary

                                 (ZIEGLER LOGO)

                          THE ZIEGLER COMPANIES, INC.

                     250 East Wisconsin Avenue, Suite 2000
                              Milwaukee, WI 53202

                        PLEASE DATE, SIGN AND MAIL YOUR
                      PROXY CARD BACK AS SOON AS POSSIBLE!

                         ANNUAL MEETING OF SHAREHOLDERS
                          THE ZIEGLER COMPANIES, INC.

                                 APRIL 23, 2002

       PLEASE DETACH AND MAIL IN THE ENVELOPE PROVIDED

[X]
           PLEASE MARK YOUR
           VOTES AS IN THIS
           EXAMPLE

               VOTE FOR all        WITHHOLD
            nominees listed to     AUTHORITY
            the right except as    to vote for
             indicated to the      all nominees
            contrary below (if
                   any)

1.ELECTION         [ ]                 [ ]      Nominees: Bernard C. Ziegler III
OF DIRECTORS                                              Donald A. Carlson, Jr.
FOR TERM
EXPIRING IN
2005
(Instructions: To withhold your vote for any individual nominee, write the nominee's name in the space below.)

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED
AS DIRECTED BY THE UNDERSIGNED SHAREHOLDER.  IF
NO DIRECTION IS INDICATED, THIS PROXY WILL BE
VOTED FOR THE ABOVE NOMINEES, AS RECOMMENDED BY
THE BOARD OF DIRECTORS

2. In their discretion, to vote upon such other business as may properly come before the Annual Meeting or any adjournment thereof.

-------------------------------------   ----------------------------------
Shareholder Name(s):                    Signature
Please Print

-------------------------------------   ----------------------------------, 2002
Signature, if held jointly              Dated:

NOTE: PLEASE SIGN EXACTLY AS NAME APPEARS ON YOUR STOCK CERTIFICATE. WHEN SHARES ARE HELD BY JOINT TENANTS, BOTH SHOULD SIGN. WHEN SIGNING AS AN ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. IF A CORPORATION, PLEASE GIVE FULL CORPORATE NAME AND INDICATE THAT EXECUTION IS BY PRESIDENT OR OTHER AUTHORIZED OFFICER. IF A PARTNERSHIP, PLEASE SIGN IN PARTNERSHIP NAME BY AUTHORIZED PERSON.

                          THE ZIEGLER COMPANIES, INC.
                           250 EAST WISCONSIN AVENUE
                           MILWAUKEE, WISCONSIN 53202

                           THIS PROXY IS SOLICITED ON
                        BEHALF OF THE BOARD OF DIRECTORS

      The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and revoking all prior proxies, hereby appoints John J. Mulherin and S. Charles O'Meara as proxy, with the full power to appoint their substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this proxy card, all the shares of Common Stock of The Ziegler Companies, Inc., a Wisconsin corporation (the "Company") held of record by the undersigned on March 15, 2002 at the Annual Meeting of Shareholders to be held on April 23, 2002 and at any adjournment or postponement thereof.

                     (PLEASE DATE AND SIGN ON REVERSE SIDE)